Exhibit 99.1
REALNETWORKS ANNOUNCES THIRD QUARTER RESULTS
Reports Record Revenue of $145.1 million
SEATTLE — October 30, 2007 — Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended September 30, 2007.
Quarterly Highlights:
•	Record revenue of $145.1 million

•	Net income of $4.3 million or $0.03 per diluted share

•	Adjusted EBITDA of $13.6 million
“In the third quarter we both achieved solid operating results and made great strides strategically,” said Rob Glaser, chairman and CEO of Real. “Not only did we achieve record revenue, we also increased our adjusted EBITDA by 78% year over year. On the strategic side, we formed deep alliances with Viacom’s MTV Networks and Verizon Wireless, which we believe will drive our Rhapsody music business forward very significantly.”
For the third quarter of 2007, revenue grew 55% to $145.1 million compared to $93.7 million for the third quarter of 2006. Revenue growth in the third quarter was attributed to: Games revenue of $28.8 million, a 28% increase over the third quarter of 2006; Music revenue of $37.7 million, a 24% increase over the third quarter of 2006; Technology Products and Solutions revenue of $53.3 million, a 377% increase over the third quarter of 2006, due in large part to the acquisition of WiderThan during the fourth quarter of 2006; and Media Software and Services revenue of $25.3 million, a 14% decrease from the third quarter of 2006. Foreign currency exchange rate fluctuations positively impacted 2007 third quarter revenue by approximately $1.2 million compared to the third quarter of 2006.
Net income for the third quarter of 2007 was $4.3 million or $0.03 per diluted share, compared to $42.2 million or $0.24 per diluted share in the third quarter of 2006. Results for the third quarter of 2006 included payments related to Real’s antitrust settlement and commercial agreements with Microsoft. The final payment was received under these agreements during the first quarter of 2007. Further information regarding these payments can be found in Real’s SEC filings. Adjusted net income, described below in Real’s description of non-GAAP financial measures, was $9.2 million or $0.06 per diluted share for the third quarter of 2007, compared to $9.0 million or $0.05 per diluted share in the third quarter of 2006. Adjusted EBITDA for the third quarter of 2007 was $13.6 million compared to $7.6 million in the third quarter of 2006. A reconciliation of GAAP net income to adjusted net income and adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 61% in the third quarter of 2007 compared to 70% in the third quarter of 2006. Operating expenses for the third quarter of 2007 were $103.8 million, compared to $8.1 million in the third quarter of 2006. Operating expenses in the third quarter of 2006 included benefits related to payments under Real’s antitrust settlement and commercial agreements with Microsoft. Adjusted operating expenses in the third quarter of 2007 were $93.9 million compared to $61.9 million in the third quarter of 2006. A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the third quarter of 2007, Real’s effective tax rate was 32%.

As of September 30, 2007, Real had approximately $590.4 million in unrestricted cash, cash equivalents and short-term investments and $100 million of convertible debt.
Under Real’s current stock repurchase program, approximately 4.8 million shares were repurchased for $34.2 million during the third quarter of 2007. As of September 30, 2007, approximately $36.4 million remained available under the existing stock repurchase program.
Formation of Rhapsody America
On August 20, 2007, Real and MTV Networks, a division of Viacom International Inc. (“MTVN”), created Rhapsody America LLC (“Rhapsody America”), to provide consumers with comprehensive music services, including access to an extensive catalog of music through subscriptions, downloads and ad supported services. Rhapsody America is owned 51% by Real and 49% by MTVN. Real consolidated the financial results of Rhapsody America for the period from August 20, 2007 through September 30, 2007, with a 49% minority interest represented by MTVN’s equity in Rhapsody America.
Business Outlook
The following forward-looking statements reflect RealNetworks’ expectations as of October 30, 2007. It is not the Company’s general practice to update these forward-looking statements until its next quarterly results announcement.
For the fourth quarter of 2007, Real expects revenue in the range of $152 million to $157 million, GAAP net income per diluted share of $0.00 to $0.01 and adjusted net income per diluted share of $0.06 to $0.07.
For the full year 2007, Real expects revenue in the range of $563 million to $568 million. Real expects 2007 GAAP net income per diluted share of $0.28 to $0.29 and adjusted net income per diluted share of $0.23 to $0.24. This guidance assumes an effective tax rate of approximately 38%.
See a complete reconciliation of estimated GAAP net income per diluted share to adjusted net income per diluted share, provided in the financial tables that accompany this press release.
Webcast and Conference Call Information
The Company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “Third Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8:00pm (Eastern) on November 8, 2007 and may be accessed by dialing 866-421-0439 (203-369-0801 for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Caroline Hughes, (206) 892-6718, carolinehughes@real.com

ABOUT REALNETWORKS
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system or mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at www.realnetworks.com/company.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses.
•	Adjusted net income consists of net income excluding the impact of the following: stock-based compensation expense; income and expenses including charitable contributions related to the Microsoft agreements; equity investment gains and losses from sales or impairments; acquisition costs, including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights; gain on initial formation of Rhapsody America; an estimate of the income taxes from the aforementioned items; and changes in deferred tax asset valuation allowances.

•	Adjusted net income per share is calculated by dividing adjusted net income by GAAP weighted average diluted shares outstanding.

•	Adjusted EBITDA and adjusted EBITDA by reporting segment consist of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization (net of minority interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; income and expenses including charitable contributions related to the Microsoft agreements; and gain on initial formation of Rhapsody America.

•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.

•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses (benefits) and acquisition costs including amortization of intangible assets (net of minority interest effect) and expenses for employee stock options that were converted to cash rights.
RealNetworks believes that the presentation of adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare us to other companies, and as a supplemental means to evaluate our ongoing operations. Externally, we believe that adjusted net income and adjusted EBITDA continue to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating the operating performance of our company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, deferred tax valuation allowance changes, depreciation and amortization;

•	managing and comparing performance internally across our businesses and externally against our peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
Adjusted net income is used by RealNetworks as a broad measure of financial performance that encompasses our operating performance, cash, capital structure and investment management, and income tax planning effectiveness. Adjusted EBITDA is used by management as a way to isolate our operating performance and to compare it to that of other companies.
Adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted EBITDA by reporting segment, adjusted cost of revenue, and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:
•	Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA by reporting segment are measures which we have defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact our net income and net income per share. We compensate for these limitations by prominently disclosing GAAP net income, which we believe is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income to adjusted net income, adjusted EBITDA and adjusted EBITDA by reporting segment.

•	Adjusted cost of revenue is limited in that it does not include stock-based compensation expenses, and certain costs associated with our acquisitions. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses (benefit) and certain costs associated with our acquisitions. We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income to adjusted net income and adjusted EBITDA, income before income taxes to adjusted EBITDA by reporting segment, GAAP cost of revenue to adjusted cost of revenue and GAAP operating expenses to adjusted operating expenses for the relevant periods.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to the product and service offerings of Rhapsody America and the impact of the Verizon and MTV Networks alliances on the Rhapsody America business, Real’s future revenue, GAAP and adjusted net income (loss) per diluted share, amortization of intangible assets, stock-based compensation expense and income tax rate. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with the creation and operation of Rhapsody America; risks associated with acquisitions generally, and the acquisitions of WiderThan, Sony NetServices and Exomi in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins of content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services, including the new RealPlayer; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
	(in thousands, except per share data)

Net revenue	$145,095	$93,676	$410,738	$269,687

Cost of revenue	56,644	28,389	151,786	81,788

Gross profit	88,451	65,287	258,952	187,899

Operating expenses:
Research and development	26,528	18,344	75,012	55,127
Sales and marketing	52,812	37,560	152,593	111,604
Advertising with related party (A)	7,747	—	7,747	—
General and administrative	16,750	14,043	51,167	41,586
Loss on excess office facilities (B)	—	—	—	738

Subtotal operating expenses	103,837	69,947	286,519	209,055

Antitrust litigation benefit, net (C)	—	(61,861)	(60,747)	(159,554)

Total operating expenses	103,837	8,086	225,772	49,501

Operating (loss) income	(15,386)	57,201	33,180	138,398

Other income (expenses):
Interest and other, net	7,290	10,618	24,457	27,978
Gain on sale of equity investments	—	—	132	2,286
Equity in net loss of investments	—	—	(132)	—
Minority interest in Rhapsody America (D)	6,466	—	6,466	—
Gain on initial formation of Rhapsody America (E)	3,866	—	3,866	—
Gain on sale of interest in Rhapsody America (F)	4,080	—	4,080	—
Other income	38	242	990	432

Other income, net	21,740	10,860	39,859	30,696

Income before income taxes	6,354	68,061	73,039	169,094
Income taxes	(2,012)	(25,908)	(27,409)	(63,180)

Net income	$4,342	$42,153	$45,630	$105,914

Basic net income per share	$0.03	$0.26	$0.30	$0.66
Diluted net income per share	$0.03	$0.24	$0.27	$0.59

Shares used to compute basic net income per share	149,667	160,578	154,670	160,467
Shares used to compute diluted net income per share	163,094	178,913	169,840	178,551

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (“MTVN”). MTVN has a 49% ownership interest in Rhapsody America.

(B)	The loss on unoccupied excess office facilities represents an increase in the estimate of loss from building operating costs that are not expected to be recovered.

(C)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

(D)	Minority interest reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

(E)	Consists of gains realized from MTVN’s asset contributions to Rhapsody America.

(F)	Consists of gains realized from MTVN’s note payments to Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2007	2006
	(in thousands)

ASSETS

Current assets:
Cash and cash equivalents	$197,738	$525,232
Short-term investments	392,625	153,688
Trade accounts receivable, net	80,734	65,751
Deferred costs, current portion	6,280	1,643
Deferred tax assets, net, current portion	224	891
Prepaid expenses and other current assets	27,235	21,990

Total current assets	704,836	769,195

Equipment, software, and leasehold improvements, at cost:
Equipment and software	102,337	83,587
Leasehold improvements	30,496	29,665

Total equipment, software, and leasehold improvements	132,833	113,252
Less accumulated depreciation and amortization	78,676	65,509

Net equipment, software, and leasehold improvements	54,157	47,743

Restricted cash equivalents	15,500	17,300
Equity investments	7,814	22,649
Other assets	7,967	5,148
Deferred tax assets, net, non-current portion	37,584	27,150
Other intangible assets, net	109,681	105,109
Goodwill	337,406	309,122

Total assets	$1,274,945	$1,303,416

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$54,241	$52,097
Accrued and other liabilities	119,128	104,328
Deferred revenue, current portion	38,601	24,137
Related party payable (A)	8,025	—
Accrued loss on excess office facilities, current portion	3,398	4,508

Total current liabilities	223,393	185,070

Deferred revenue, non-current portion	2,815	3,440
Accrued loss on excess office facilities, non-current portion	7,563	9,993
Deferred rent	4,503	4,331
Deferred tax liabilities, net, non-current portion	23,634	27,076
Convertible debt	100,000	100,000
Other long-term liabilities	9,884	3,740

Total liabilities	371,792	333,650

Minority Interest (B)	7,685	—

Shareholders’ equity	895,468	969,766

Total liabilities and shareholders’ equity	$1,274,945	$1,303,416

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Minority interest reflects MTVN’s 49% ownership in the net assets of Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2007			2006
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$91,824	$87,115	$85,040	$88,022	$82,497	$77,442	$74,811
Technology products and solutions (B)	53,271	49,056	44,432	37,552	11,179	11,967	11,791

Total net revenue	$145,095	$136,171	$129,472	$125,574	$93,676	$89,409	$86,602

Consumer Products and Services:
Subscriptions (C)	$55,551	$51,091	$51,490	$50,835	$50,878	$47,452	$47,832
Media properties (D)	16,071	17,748	15,932	18,815	13,883	11,546	9,484
E-commerce and other (E)	20,202	18,276	17,618	18,372	17,736	18,444	17,495

Total consumer products and services revenue	$91,824	$87,115	$85,040	$88,022	$82,497	$77,442	$74,811

Consumer Products and Services:
Music (F)	$37,658	$36,801	$34,127	$33,623	$30,375	$30,118	$28,918
Media software and services (G)	25,346	25,419	27,011	30,513	29,586	26,127	27,277
Games (H)	28,820	24,895	23,902	23,886	22,536	21,197	18,616

Total consumer products and services revenue	$91,824	$87,115	$85,040	$88,022	$82,497	$77,442	$74,811

Net Revenue by Geography:
United States	$91,281	$88,035	$84,554	$81,758	$69,433	$66,542	$65,700
Rest of world	53,814	48,136	44,918	43,816	24,243	22,867	20,902

Total net revenue	$145,095	$136,171	$129,472	$125,574	$93,676	$89,409	$86,602

Subscribers (presented as greater than) *:
Total Subscribers (I)	29,250	26,150	24,550	22,700	2,450	2,400	2,400
Technology Products and Solutions Application Services Subscribers (J)	26,600	23,600	21,900	20,200
Total Music Subscribers (K)	2,750	2,700	2,675	2,550	1,650	1,625	1,575

*	Beginning the quarter ended December 31, 2006, total subscribers reflect the inclusion of subscribers related to wireless carrier application subscription services. Total Music Subscribers includes subscribers from our Technology Products and Solutions Application Subscription Services, such as music-on-demand, as well as our Consumer Music Services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the Technology Products and Solutions Application Services subscribers and total music subscribers, these subscribers are only counted once as part of our Total Subscribers.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include Technology Products and Solutions application services and consumer subscription services including: Ringback Tones, Music-on-Demand, Video-on-Demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass, and stand-alone subscriptions.

(J)	Technology Products and Solutions application service subscribers include: Ringback Tones, Music-on-Demand and Video-on-Demand.

(K)	Music subscribers represent an aggregate of all of our music services and include both Technology Products and Solutions application services subscribers and consumer subscription services. Music subscribers include: Rhapsody, Rhapsody-to-Go, premium radio, and Music-on-Demand. Revenue from Technology Products and Solutions application services, including Music-on-Demand, are included in our Technology Products and Solutions revenue.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income to adjusted net income is as follows:

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2006	2006	2006	2006
	(in thousands, except per share data)

Net income in accordance with GAAP	$4,342	$1,327	$39,961	$39,302	$42,153	$38,878	$24,883
Stock-based compensation	5,984	5,622	5,685	5,819	5,021	3,673	3,638
Loss (gain) on equity investments	—	(132)	—	3,116	—	(2,286)	—
Conversion of WiderThan stock options to a cash equivalent	413	614	845	641	—	—	—
Acquisitions related intangible asset amortization* (net of minority interest effect)	5,583	5,311	5,312	3,530	569	445	727
Gain on initial formation of Rhapsody America	(3,866)	—	—	—	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	(61,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	201	202	471	1,026	1,000	997	971
Charitable contributions	—	—	1,921	2,009	1,889	1,805	1,225
Tax impact of above pro forma items*	(3,187)	(3,858)	20,051	18,428	20,370	19,569	12,446
Change in income tax valuation allowance	(255)	(143)	(2,805)	(2,662)	—	—	—

Adjusted net income	$9,215	$8,943	$10,441	$10,209	$9,002	$5,081	$3,890

GAAP basic net income per share	$0.03	$0.01	$0.25	$0.24	$0.26	$0.24	$0.15
GAAP diluted net income per share	$0.03	$0.01	$0.22	$0.22	$0.24	$0.22	$0.14

Adjusted basic net income per share*	$0.06	$0.06	$0.06	$0.06	$0.06	$0.03	$0.02
Adjusted diluted net income per share*	$0.06	$0.05	$0.06	$0.06	$0.05	$0.03	$0.02

Shares used to compute basic net income per share	149,667	153,880	161,350	162,130	160,578	159,938	160,887
Shares used to compute diluted net income per share	163,094	169,033	178,053	180,919	178,913	177,337	176,923
Reconciliation of GAAP net income to adjusted EBITDA is as follows:

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2006	2006	2006	2006
	(in thousands)

Net income in accordance with GAAP	$4,342	$1,327	$39,961	$39,302	$42,153	$38,878	$24,883
Interest income, net	(7,290)	(8,065)	(9,102)	(9,644)	(10,618)	(9,381)	(7,979)
Stock-based compensation	5,984	5,622	5,685	5,819	5,021	3,673	3,638
Loss (gain) on equity investments	—	(132)	—	3,116	—	(2,286)	—
Conversion of WiderThan stock options to a cash equivalent	413	614	845	641	—	—	—
Depreciation and amortization	6,210	5,661	4,621	4,970	3,692	3,522	3,525
Acquisitions related intangible asset amortization* (net of minority interest effect)	5,583	5,311	5,312	3,530	569	445	727
Gain on initial formation of Rhapsody America	(3,866)	—	—	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	(61,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	201	202	471	1,026	1,000	997	971
Charitable contributions	—	—	1,921	2,009	1,889	1,805	1,225
Income taxes	2,012	2,178	23,219	19,357	25,908	22,521	14,751

Adjusted EBITDA	$13,589	$12,718	$11,933	$9,126	$7,614	$2,174	$1,741

*	2006 results have been restated to include acquisition related intangible asset amortization and related tax impact to conform to the pro forma presentation for 2007.

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended September 30, 2007
	Music(A)	Consumer(B)	TPS(C)	Other	Grand Total
	(in thousands)

Net revenue	$37,658	$54,166	$53,271	$—	$145,095

Cost of revenue	20,891	10,326	25,427	—	56,644

Gross profit	16,767	43,840	27,844	—	88,451

Gross margin	45%	81%	52%	—	61%

Operating expenses:
Advertising with related party	7,747	—	—	—	7,747
Other operating expenses	25,679	36,782	33,428	201	96,090

Total operating expenses	33,426	36,782	33,428	201	103,837

Income (loss) from operations	(16,659)	7,058	(5,584)	(201)	(15,386)

Other income (expenses):
Interest income, net	—	—	—	7,290	7,290
Minority interest	6,466	—	—	—	6,466
Gain on initial formation of Rhapsody America	3,866	—	—	—	3,866
Gain on sale of interest in Rhapsody America	4,080	—	—	—	4,080
Other income	—	—	—	38	38

Other income, net	14,412	—	—	7,328	21,740

Income before income taxes	$(2,247)	$7,058	$(5,584)	$7,127	$6,354

Reconciliation of segment GAAP income before taxes to segment adjusted EBITDA is as follows:

Income before income taxes	$(2,247)	$7,058	$(5,584)	$7,127	$6,354
Interest income, net	—	—	—	(7,290)	(7,290)
Stock-based compensation	1,130	2,367	2,487	—	5,984
Conversion of WiderThan stock options to a cash equivalent	—	—	413	—	413
Acquisition related intangible amortization (D)	173	416	4,994	—	5,583
Gain on initial formation of Rhapsody America	(3,866)	—	—	—	(3,866)
Depreciation and amortization	1,233	1,578	3,399	—	6,210
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	201	201
Charitable contributions	—	—	—	—	—

Adjusted EBITDA	$(3,577)	$11,419	$5,709	$38	$13,589

	Quarter Ended June 30, 2007
	Music(A)	Consumer(B)	TPS(C)	Other	Grand Total
	(in thousands)

Net revenue	$36,801	$50,314	$49,056	$—	$136,171

Cost of revenue	19,804	9,436	19,959	—	49,199

Gross profit	16,997	40,878	29,097	—	86,972

Gross margin	46%	81%	59%	—	64%

Operating expenses	24,037	34,814	33,096	202	92,149

Income (loss) from operations	(7,040)	6,064	(3,999)	(202)	(5,177)

Other income (expenses):
Interest income, net	—	—	—	8,065	8,065
Gain on sale of equity investments	—	—	—	132	132
Other income	—	—	—	485	485

Other income, net	—	—	—	8,682	8,682

Income before income taxes	$(7,040)	$6,064	$(3,999)	$8,480	$3,505

Reconciliation of segment GAAP income before taxes to segment adjusted EBITDA is as follows:

Income before income taxes	$(7,040)	$6,064	$(3,999)	$8,480	$3,505
Interest income, net	—	—	—	(8,065)	(8,065)
Stock-based compensation	1,129	2,142	2,351	—	5,622
Conversion of WiderThan stock options to a cash equivalent	—	—	614	—	614
Acquisition related intangible amortization (D)	22	583	4,706	—	5,311
Loss (gain) on equity investments	—	—	—	(132)	(132)
Depreciation and amortization	1,214	1,461	2,986	—	5,661
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	202	202
Charitable contributions	—	—	—	—	—

Adjusted EBITDA	$(4,675)	$10,250	$6,658	$485	$12,718

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended March 31, 2007
	Music(A)	Consumer(B)	TPS(C)	Other	Grand Total
	(in thousands)

Net revenue	$34,127	$50,913	$44,432	$—	$129,472

Cost of revenue	18,875	9,128	17,940	—	45,943

Gross profit	15,252	41,785	26,492	—	83,529

Gross margin	45%	82%	60%	—	65%

Operating expenses	24,949	32,907	30,538	(58,608)	29,786

Income (loss) from operations	(9,697)	8,878	(4,046)	58,608	53,743

Other income (expenses):
Interest income, net	—	—	—	9,102	9,102
Equity in net loss of investments	—	—	—	(132)	(132)
Other income	—	—	—	467	467

Other income, net	—	—	—	9,437	9,437

Income before income taxes	$(9,697)	$8,878	$(4,046)	$68,045	$63,180

Reconciliation of segment GAAP income before taxes to segment adjusted EBITDA is as follows:

Income before income taxes	$(9,697)	$8,878	$(4,046)	$68,045	$63,180
Interest income, net	—	—	—	(9,102)	(9,102)
Stock-based compensation	1,040	2,256	2,389	—	5,685
Conversion of WiderThan stock options to a cash equivalent	—	—	845	—	845
Acquisition related intangible amortization (D)	22	723	4,567	—	5,312
Depreciation and amortization	1,260	1,417	1,944	—	4,621
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	(61,000)	(61,000)
Expenses	—	—	—	471	471
Charitable contributions	—	—	—	1,921	1,921

Adjusted EBITDA	$(7,375)	$13,274	$5,699	$335	$11,933

Note: Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and RadioPass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Consumer segment primarily includes revenue and related costs from: the sale of individual games through our RealArcade service and our Games related websites including GameHouse, Mr. Goodliving, Zylom (acquired in January 2006), and Atrativa (acquired in November 2006); our GamePass and FunPass subscription service; our SuperPass and stand-alone premium video subscription services; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music businesses.

(C)	TPS comprises our Technology Products and Services segment which includes revenue and related costs from: sales of ringback tone, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer (OEM) channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(D)	Net of minority interest effect.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended September 30, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$56,644	$(208)	$(1,961)	$(65)	$—	$54,410

Operating expenses:
Research and development	$26,528	$(1,740)	$—	$(78)	$—	$24,710
Sales and marketing	52,812	(2,395)	(3,622)	(190)	—	46,605
Advertising with related party	7,747	—	—	—	—	7,747
General and administrative	16,750	(1,641)		(80)	(201)	14,828

Total adjusted operating expenses, net	$103,837	$(5,776)	$(3,622)	$(348)	$(201)	$93,890

	Quarter Ended September 30, 2006
			Acquisitions
			Related
			Intangible	Antitrust
	As	Stock-Based	Asset	Litigation
	Reported	Compensation	Amortization(B)	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue (B)	$28,389	$(57)	$(234)	$—	$28,098

Operating expenses:
Research and development	$18,344	$(1,878)	$—	$—	$16,466
Sales and Marketing (B)	37,560	(1,920)	(335)	—	35,305
General and administrative	14,043	(1,166)	—	(2,750)	10,127
Antitrust litigation benefit, net	(61,861)	—	—	61,861	—

Total adjusted operating expenses, net (B)	$8,086	$(4,964)	$(335)	$59,111	$61,898

	Nine Months Ended September 30, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization(A)	Equivalent	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue	$151,786	$(520)	$(6,093)	$(309)	$—	$144,864

Operating expenses:
Research and development	$75,012	$(5,153)	$—	$(357)	$—	$69,502
Sales and marketing	152,593	(6,985)	(10,113)	(838)	—	134,657
Advertising with related party	7,747	—	—	—	—	7,747
General and administrative	51,167	(4,633)	—	(368)	(2,542)	43,624
Antitrust litigation benefit, net	(60,747)	—	—	—	60,747	—

Total adjusted operating expenses, net	$225,772	$(16,771)	$(10,113)	$(1,563)	$58,205	$255,530

	Nine Months Ended September 30, 2006
			Acquisitions
			Related
			Intangible	Antitrust
	As	Stock-Based	Asset	Litigation
	Reported	Compensation	Amortization(B)	Related	Adjusted
	(in thousands)

Expenses in accordance with GAAP

Cost of revenue (B)	$81,788	$(148)	$(810)	$—	$80,830

Operating expenses:
Research and development	$55,127	$(4,565)	$—	$—	$50,562
Sales and Marketing (B)	111,604	(4,713)	(931)	—	105,960
General and administrative	41,586	(2,906)	—	(7,441)	31,239
Loss on excess office facilities	738		—	—	738
Antitrust litigation benefit, net	(159,554)	—	—	159,554	—

Total adjusted operating expenses, net (B)	$49,501	$(12,184)	$(931)	$152,113	$188,499

(A)	—	Net of minority interest effect.

(B)	—	2006 results have been restated to include acquisition related intangible asset amortization to conform to the pro forma presentation for 2007.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
A reconciliation of GAAP net income per diluted share guidance for the quarter ending December 31, 2007 and the full year ending December 31, 2007 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending December 31, 2007		Year Ending December 31, 2007
	Low	High	Low	High

Net income per diluted share in accordance with GAAP	$0.00	$0.01	$0.28	$0.29
Stock based compensation	0.05	0.05	0.15	0.15
Conversion of WiderThan stock options to a cash equivalent	—	—	0.01	0.01
Acquisitions related intangible asset amortization	0.04	0.04	0.13	0.13
Net benefit related to antitrust litigation	—	—	(0.35)	(0.35)
Gain on initial formation of Rhapsody America	—	—	(0.02)	(0.02)
Tax impact of above pro forma items	(0.03)	(0.03)	0.05	0.05
Change in income tax valuation allowance	—	—	(0.02)	(0.02)

Total adjusted net income per diluted share	$0.06	$0.07	$0.23	$0.24